Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Sidus Space, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)
Fees to be Paid	Equity	Class A Common Stock, $0.0001 par value	457(o)	—	—	$11,500,000	0.00015310	$1,761
	Other	Pre-funded warrants to purchase Class A Common Stock (2)(3)	457(g)	—	—	Included above	—	—
	Equity	Class A Common Stock issuable upon exercise of the pre-funded warrants (2)(3)	457(o)	—	—	Included above	—	—
	Equity	Class A Common Stock upon exercise of the Representative’s warrants (4)	457(o)	—	—	$718,750	0.00015310	$110
	Other	Representative’s warrant to purchase Class A Common Stock (2)(3)	457(g)	—	—	Included above	—	—

	Total Offering Amounts					$12,218,750		$1,871
	Total Fees Previously Paid							$
	Total Fee Offsets
	Net Fee Due							$1,871

(1)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes additional Class A Common Stock that the underwriters have the option to purchase.

(2)	The proposed maximum aggregate offering price of the Class A Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the Class A Common Stock issuable upon exercise of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the Class A Common Stock and pre-funded warrants (including Class A Common Stock issuable upon exercise of the pre-funded warrants), if any, is $11,500,000.

(3)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The warrants have an exercise price equal to 125% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares underlying the Representative’s warrants is equal to $718,750 (which is equal to 5% of the proposed maximum aggregate offering price for the Class A Common Stock of $11,500,000 multiplied by 125%).

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